Exhibit 99.1
February 5, 2008
Mr. Jeffrey A. Babka
c/o NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166

Re:	Employment Agreement
Dear Jeff:
Effective as of the date set forth above, this agreement (the “Agreement”) shall govern the terms of your employment with Neustar, Inc. (the “Company”) and any termination arrangements thereafter.
1. Full-Time Term. You agree to remain a full-time employee in your current capacity as Chief Financial Officer (CFO) (the “Full-Time Term”) at least until the earlier of (i) February 15, 2010; and (ii) the date on which the Company appoints a successor CFO, if one is appointed. During the Full-Time Term you will perform such duties as are customary for CFOs of comparable entities to the Company.
2. Compensation. During the Full-Time Term you will receive a base salary at a rate of no less than your current base salary as of the date hereof (the “Base Salary”), payable in installments through the Company’s normal payroll processes. Additionally, you shall be eligible to receive a bonus pursuant to the Annual Performance Incentive Plan (the “PIP”) during the Full-Time Term, based on a target bonus no less than your target bonus for the year ending December 31, 2008, subject to all the terms and conditions of the PIP, including the achievement of performance targets established under the PIP (the “Bonus”).
3. Part-Time Term. Following the Full-Time Term, you agree that you will continue to work as an employee of the Company on a part-time basis until the earlier of (i) February 15, 2011; and (ii) one year following the appointment of a successor CFO, if one is appointed. You and the Company agree and acknowledge that, during any period of part-time employment with the Company following the Full-Time Term (the “Part-Time Term”), you will use your best efforts to work with the Company in defining your new role and objectives. You will be expected to provide an average of 20 hours of service per regular work week or such other level of services to be agreed upon by you and the Company at the commencement of the Part-Time Term; provided, however, that the level of services provided by you during the Part-Time Term must be at least equal to the minimum level required to avoid incurring a “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (a “Separation from Service”). During the Part-Time Term (if any), you will receive a base salary at a rate of no less than 50% of the Base Salary, payable in installments through the Company’s normal payroll practices, and shall have a target Bonus pursuant to the

PIP equal to no less than 50% of your target bonus for the year ending December 31, 2008, which Bonus shall be payable subject to the terms and conditions of the PIP, including the achievement of performance targets established under the PIP. The Part-Time Term (if any) shall end on any date the Company determines you have incurred a Separation from Service.
4. Reimbursement; Location. (a) During the Full-Time Term and any Part-Time Term (the “Employment Term”), the Company shall reimburse you for reasonable business expenses incurred during such term in connection with the performance of your duties hereunder, in accordance with the Company’s usual policies and practices, including those related to approval and documentation. During the Employment Term, you shall be reimbursed for commuting expenses in accordance with the Company’s policies, to a maximum of $25,000 per calendar year, which reimbursement shall be made on or prior to the last day of the taxable year following the taxable year in which you incur such expenses, and no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year.
     (b) Your office during the Employment Term shall be at the same Company facility at which it was located on the date of this Agreement.
5. Equity Award. In consideration of the services to be provided hereunder, as promptly as practicable, the Compensation Committee of the Board of Directors of the Company shall grant you an award of 17,000 shares of restricted stock and 17,000 performance shares pursuant to the Company’s 2005 Stock Incentive Plan (the “Awards”), which Awards shall be evidenced by an agreement setting forth the terms thereof in the Company’s form (the “Award Agreements”).
6. Termination. The Company may terminate this Agreement at any time for Cause, or as a result of violation by you of your obligations set forth herein. “Cause” means acts by you that constitute (i) insubordination, (ii) dishonesty, (iii) fraud, (iv) moral turpitude, (v) willful misconduct, or (vi) willful failure or refusal to attempt in good faith to perform your duties or responsibilities for any reason other than illness or incapacity, in each case as determined by the Company’s Board of Directors, or a committee thereof, in its sole discretion.
7. Other Arrangements. Notwithstanding anything elsewhere to the contrary, you hereby agree that the changes to your employment status and rate of pay contemplated by this Agreement, including the Company’s hiring of a successor CFO, your resignation as CFO, and your duties and compensation during the Part-Time Term, (i) shall not constitute “Good Reason” for purposes of the Award Agreements or the Severance Plan (as defined below) and (ii) shall not constitute “Good Reason” (or term of like import) or otherwise give rise to a constructive termination pursuant to any program, plan or arrangement of the Company, including but not limited to any severance or termination pay program and any equity arrangement between you and the Company; provided, however, that if the Company removes you as CFO prior to February 15, 2010 and such removal would otherwise constitute Good Reason under the Severance Plan and would otherwise entitle you to benefits thereunder (without regard to this Agreement), you shall be entitled to such benefits under the Severance Plan as if you had terminated your employment for Good Reason, subject to all of the terms and conditions of the Severance Plan.

8. Additional Agreements. The validity of this Agreement is contingent upon your concurrent execution of an Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality between you and the Company in the Company’s standard form (the “Noncompetition Agreement”), which shall be in force until the date that is eighteen (18) months after your termination of employment from the Company.
9. Employee Benefits. You recognize that your status as an employee for any equity or benefit plans shall be determined by applicable law and the Company makes no representation or warranty as to such status or treatment. During the Employment Term, you may participate in the Company’s benefit plans to the extent you are eligible as a result of your full-time or part-time employee status and the number of hours you actually work. During the Full-Time Term and during your first year of service as a part-time employee during the Part-Time Term (if any), you shall remain a “Key Employee” under the Key Employee Severance Pay Plan (the “Severance Plan”); provided, however, that upon your completion of one year of service during the Part-Time Term, you shall no longer be eligible for benefits under the Severance Plan or any other plan, program or arrangement of the Company that could provide severance benefits.
10. Equity Ownership. (a) You shall be subject to the Company’s management selling guidelines and management stock ownership guidelines for the duration of your employment as CFO, or for so long as you are otherwise an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Moreover, during the entirety of your Employment Term, you shall be subject to, and shall comply with, all other Company policies, including the Company’s insider trading policy.
     (b) In addition to sales permitted by the management selling guidelines, you will be permitted to sell up to 200,000 shares of the Company’s common stock, subject to applicable securities laws, via up to three (3) Qualifying Sales. Such shares are not required to be included in your annual 10b5-1 plan. For purposes of this Agreement, a “Qualifying Sale” means the sale of shares during any two (2) consecutive business-day period occurring within an open trading window.
11. Other Employment. While you are the CFO, you shall not commence any other employment or material consulting activities while providing services to the Company (“Other Employment”). During the Part-Time Term (if any), in the event that you commence Other Employment, you shall promptly notify the Company. If the Company in good faith determines that such activities will materially interfere with your ability to timely and adequately perform your services hereunder (or thereafter they so interfere), the Company may terminate your employment for Cause if you perform such activities (or do not cease such activities within ten (10) days) after being notified thereof, and notwithstanding anything elsewhere to the contrary, you will not be entitled to benefits pursuant to the Severance Plan.
12. Miscellaneous.
     (a) Notice. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

If to the Company:
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Attention: General Counsel
If to you:
at the last address on the books of the Company
or to such other address as any party hereto may designate by notice to the other, and shall be deemed to have been given upon receipt.
     (b) Entire Agreement. This Agreement, the Award Agreements, and the Noncompetition Agreement contain the entire understanding and agreement between the parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.
     (c) Amendment; Waiver. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
     (d) Assignment. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by you. As used in the Agreement, the “Company” shall mean both the Company as defined above and any successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.
     (e) Withholding. The Company may withhold from any amounts payable to you hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.
     (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.
     (g) Construction. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.
     (h) Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
     (i) Legal Representation. You acknowledge and confirm that you have had the opportunity to seek such legal, financial and other advice and representation as you have deemed appropriate in connection with this Agreement.
     (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     (k) Acceptance of Agreement. You may accept this Agreement by signing it and returning it to Doug Arnold, Senior Vice President – Human Resources, NeuStar, Inc., 46000 Center Oak Plaza, Sterling, VA 20166.

NEUSTAR, INC.
By:	/s/ Jeffrey E. Ganek
	Name:	Jeffrey E. Ganek
	Title:	Chairman and Chief Executive Officer

/s/ Jeffrey A. Babka
Jeffrey A. Babka

Date: 2/6/08

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